EX 99.23(h)(45)

                                WISDOMTREE TRUST

                            ACQUIRING FUND AGREEMENT


This Acquiring Fund Agreement ("Agreement") is made as of this 30th day of April, 2007, by and between WisdomTree Trust (the "Trust"), on behalf of each of its separate series (each a "Fund") and JNL Series Trust, each of the Funds Listed on Schedule A, severally and not jointly, on behalf of itself or each of its Series (each, an "Investing Fund"), and Jackson National Asset Management, LLC, a limited liability company organized under the laws of Michigan.

WHEREAS, the Trust is an investment company registered as such under the 1940 Act and has established separate Funds, each Fund having its own assets and investment policies; and

WHEREAS, Investing Fund is registered under the 1940 Act as an open-end management investment company and has established several separate investment portfolios (each an "Investment Portfolio"), with each Investment Portfolio having its own assets and investment policies; and

WHEREAS, Section 12(d)(1)(A) ("Section 12(d)(1)(A)") of the Investment Company Act of 1940, as amended ("1940 Act"), limits investment by an investment company, as defined in the 1940 Act, and affiliates of such company in any other investment company that is registered under the 1940 Act; and

WHEREAS, Investing Fund desires that each Investment Portfolio listed in SCHEDULE A attached hereto, as may be amended from time to time (each an "Acquiring Fund" and collectively, the "Acquiring Funds"), be permitted to acquire shares of each Fund ("Shares") in excess of the limits imposed by
Section 12(d)(1)(A); and

WHEREAS, the Trust has received an order from the Securities and Exchange Commission (Rel. No. IC-27324, June 12, 2006) (the "Order") exempting the Trust and certain registered investment companies acquiring Shares of each Fund of the Trust from the limits of Section 12(d)(1)(A); and

WHEREAS, in reliance on the Order, each Acquiring Fund may acquire Shares in excess of the limits imposed by Section 12(d)(1)(A).

NOW, THEREFORE, the Trust and each Acquiring Fund agree as follows:

Section 1. TERMS OF AGREEMENT. The Order and the notice relating to the Order are attached hereto as part of Schedule B. The Order, notice and the related application for an Order (the "Application") are collectively referred to as the "Order." The portion of the Application relating to the relief from Section 12(d)(1)(A) is available upon request. Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Order.

     (a) As required by CONDITION 8 of the Order, the members of an Acquiring Fund's Advisory Group will not control (i.e., hold or beneficially own) 25 percent or more of the outstanding Shares of a Fund. The members of an Acquiring Fund's Advisory Group will not control (individually or in the aggregate) a Fund within the meaning of
          Section 2(a)(9) of the Act. The members of an Acquiring Fund's Subadvisory Group will not control (individually or in the aggregate) a Fund within the meaning of Section 2(a)(9) of the Act. If as a result of a decrease in the outstanding Shares of a Fund, an Acquiring Fund's Advisory Group or an Acquiring Fund's Subadvisory Group, each in the aggregate, becomes a holder of more than 25 percent of the outstanding Shares of a Fund, it will vote its Shares in the same proportion as the vote of all other Shareholders of the Fund's Shares. This condition will not apply to the Acquiring Fund's Subadvisory Group with respect to a Fund for which the Acquiring Fund Subadvisor or a person controlling, controlled by or under common control with the Acquiring Fund Subadvisor acts as the investment advisor within the meaning of section 2(a)(20)(A) of the Act.

     (b)  As  required  by  CONDITION  9 of the  Order,  no  Acquiring  Fund  or
          Acquiring Fund Affiliate will cause any existing or potential investment by the Acquiring Fund in a Fund to influence the terms of any service or transactions between the Acquiring Fund or an Acquiring Fund Affiliate and the Fund or a Fund Affiliate.

     (c) As required by CONDITION 10 of the Order, the board of directors or trustees of an Acquiring Management Company, including a majority of the independent directors or trustees, will adopt procedures reasonably designed to assure that the Acquiring Fund Advisor and any Acquiring Fund Subadvisor are conducting the investment program of the Acquiring Management Company without taking into account any consideration received by the Acquiring Management Company or an Acquiring Fund Affiliate from a Fund or a Fund Affiliate in connection with any services or transactions.

     (d) As required by CONDITION 12 of the Order, no Acquiring Fund or Acquiring Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Fund) will cause the Fund to purchase a security in any Affiliated Underwriting.

     (e) As required by CONDITION 15 of the Order, before investing in a Fund in excess of the limits in section 12(d)(1)(A), each Acquiring Fund and the Fund will execute an Acquiring Fund Agreement stating, without limitation, that their boards of directors or trustees and their investment advisers, or Sponsor and Trustee, as applicable, understand the terms and conditions of the order, and agree to fulfill their responsibilities under the order. At the time of its investment in Shares of a Fund in excess of the limit in section 12(d)(1)(A)(i), an Acquiring Fund will notify the Fund of the investment. At such time, the Acquiring Fund will also transmit to the Fund a list of the names of each Acquiring Fund Affiliate and Underwriting Affiliate. The Acquiring Fund will notify the Fund of any changes to the list of the names as soon as reasonably practicable after a change occurs. The Fund and the Acquiring Fund will maintain and preserve a copy of the order, the agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

     (f) As required by CONDITION 16 of the Order, the Acquiring Fund Advisor, Sponsor or Trustee, as applicable, will waive fees otherwise payable to it by the Acquiring Fund in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Fund under rule 12b-1 under the Act) received from a Fund by the Acquiring Fund Advisor, Sponsor or Trustee, or an affiliated person of the Acquiring Fund Advisor, Sponsor or Trustee, other than any advisory fees paid to the Acquiring Fund Advisor, Sponsor or Trustee, or its affiliated person by the Fund, in connection with the investment by the Acquiring Fund in the Fund. Any Acquiring Fund
          Subadvisor will waive fees otherwise payable to the Acquiring Fund Subadvisor, directly or indirectly, by the Acquiring Management Company in an amount at least equal to any compensation received from a Fund by the Acquiring Fund Subadvisor, or an affiliated person of the Acquiring Fund Subadvisor, other than any advisory fees paid to the Acquiring Fund Subadvisor or its affiliated person by the Fund, in connection with the investment by the Acquiring Management Company in the Fund made at the direction of the Acquiring Fund Subadvisor. In the event that the Acquiring Fund Subadvisor waives fees, the benefit of the waiver will be passed through the Acquiring Management Company.

     (g) As required by CONDITION 17 of the Order, any sales charges and/or service fees charged with respect to shares of an Acquiring Fund will not exceed the limits applicable to a fund of funds as set forth in Conduct Rule 2830 of the National Association of Securities Dealers, Inc.

     (h) As required by CONDITION 19 of the Order, before approving any investment advisory contract under Section 15 of the Act, the board of directors or trustees of each Acquiring Management Company, including a majority of the independent directors or trustees, will find that the advisory fees charged under the advisory contract are based on services provided that will be in addition to, rather than duplicative of, services provided under the advisory contract(s) of any Fund in which the Acquiring Management Company may invest. These findings and the basis upon which they are made will be recorded fully in the minute books of the appropriate Acquiring Management Company.

Section 2. REPRESENTATIONS AND WARRANTIES OF EACH ACQUIRING FUND.


Each Acquiring Fund represents and warrants to the Trust that it will comply with the Order and will promptly notify the Trust if it fails to do so. Specifically, each Acquiring Fund represents and warrants:

     (a) Per the representation set forth on page 16 of the SEC Notice, that if an Acquiring Fund is a Management Company, its investment adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or is exempt from such registration.

     (b) Per the representation set forth of page 20 of the SEC Notice, that if an Acquiring Fund is acquiring Shares in excess of either (i) the 5% limit of Section 12(d)(1)(A)(ii) of the 1940 Act or (ii) the 10% limit of Section 12(d)(1)(A)(iii) of the 1940 Act, such Acquiring Fund represents, warrants and agrees, that its prospectus will disclose in "plain English" the fact that it does or may invest in exchange-traded funds such as the Funds, the unique characteristics of a fund that invests in ETFs, and the expenses of so doing.

     (c) Per the representation set forth in the Application (the relevant portion of which is attached as part of Schedule B), each Acquiring Fund operates, and will continue to operate, in compliance with the 1940 Act, and the Commission's rules and regulations thereunder.

     (d) Per the representation set forth in the Application (the relevant portion of which is attached as part of Schedule B), if an Acquiring Fund purchases Shares directly from the Trust, that it will do so only in compliance with such Acquiring Fund's investment restrictions and only if so doing is consistent with the investment policies set forth in such Acquiring Fund's registration statement under the Securities Act of 1933.

     (e) It will promptly notify the Trust in writing of any purchase or acquisition of Shares that causes the Acquiring Fund to (i) hold 5% or more of a Fund's outstanding voting securities, and (ii) 10% or more of a Fund's outstanding voting securities.

     (f) To the extent an Acquiring Fund holds 5% or more of the total outstanding voting securities of a Fund in reliance on the Order, the Acquiring Fund agrees to vote its Shares in the same proportion as the vote of all other holders of Shares of such Fund.

Section 3. REPRESENTATION AND WARRANTIES OF THE TRUST.

The Trust represents and warrants to the Acquiring Fund that it will provide the Acquiring Fund with a copy of any amendments to the Order, that it will comply with the terms and conditions of the Order with respect to the Acquiring Fund, and that it will promptly notify the Acquiring Fund if it fails to comply with the Order with respect to the Acquiring Fund.

Section 4. MISCELLANEOUS.

     (a) The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives, heirs and estate, as applicable. This Agreement shall not assignable. Any purported assignment in violation of the immediately preceding sentence shall be void and of no effect.

     (b) This Agreement may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by the party delivering it.

     (c) This Agreement will be governed by Delaware law without regard to choice of law principles.

     (d) This Agreement will continue until terminated in writing by either party upon thirty (30) days written notice to the other. Provided, however, that section 2(f), shall survive termination of this Agreement.

     (e) All notices, including any information that either party is required to deliver to the other by the Order or this Agreement. Shall be in writing and shall be delivered to the address set forth below (which may be changed from time to time upon written notice to the other party).

         IF TO THE ACQUIRING FUND:
         Mark D.Nerud
         c/o Jackson National Asset Management, LLC
         225 West Wacker Drive, Suite 1200
         Chicago, Illinois 60606
         Fax:  (312) 236-3911
         Email: MARK.NERUD@JNLI.COM

         With a copy to:
         Legal Contract Administrator
         c/o Jackson National Life Insurance Company
         1 Corporate Way
         Mail Code S-45
         Lansing, MI 48951
         Fax:  (517) 706-5517

         IF TO THE TRUST:
         Legal Department
         WisdomTree Investments, Inc.
         48 Wall Street, Suite 1100
         New York, NY 10005

                      (SIGNATURE PAGE IMMEDIATELY FOLLOWS)

IN WITNESS WHEREOF, the parties have duly executed this Acquiring Fund Agreement as of the date first set forth above.

            JNL SERIES TRUST, EACH OF THE FUNDS LISTED ON SCHEDULE A,
            SEVERALLY AND NOT JOINTLY, ON BEHALF OF ITSELF OR EACH OF ITS SERIES



            ______________________________________________
            Name: Mark D. Nerud
            Title:  President, and Chief Executive Officer


            JACKSON NATIONAL ASSET MANAGEMENT, LLC



            ______________________________________________
            Print Name: Mark D. Nerud
            Title:  President

            WISDOMTREE TRUST


            By:
            ______________________________________________
            Name:
            ______________________________________________
            Title:
            ______________________________________________

                                   SCHEDULE A
                                       TO
                                WISDOMTREE TRUST
                            ACQUIRING FUND AGREEMENT


                                JNL SERIES TRUST:

                    JNL/S&P Moderate Retirement Strategy Fund

                JNL/S&P Moderate Growth Retirement Strategy Fund

                     JNL/S&P Growth Retirement Strategy Fund

                                   SCHEDULE B
                                       TO
                                WISDOMTREE TRUST
                            ACQUIRING FUND AGREEMENT

               1. Copy of SEC Order IC-27324 dated June 12, 2006,
                        relating to the WisdomTree Funds;

                  2. Copy of SEC Notice dated May 18, 2006; and

           3. Copy of Relevant Portions of the WisdomTree Application.